EXHIBIT 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of New Dimension Holdings, Inc., for the quarter ending May 31, 2014, I, Patrick R. Day, Chief Executive Officer and Chief Financial Officer, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.

Such quarterly Report on Form 10-Q for the quarter ending May 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such quarterly report on Form 10-Q for the quarter ended May 31, 2014, fairly represents in all material respects, the financial condition and results of operations of New Dimension Holdings, Inc.

Dated: June 13, 2014

NEW DIMENSION HOLDINS, INC.

By:	/s/ Patrick R. Day Chief Executive Officer and Chief Financial Officer